UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2008

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

754 East Technology Avenue

Orem, Utah 84097

(Address of Principal Executive Offices) (Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On May 28, 2008, the Circuit Court of Oregon, County of Marion confirmed an Assurance of Voluntary Compliance (“AVC”) agreed to between iMergent, Inc. (the "Company") and the State of Oregon ("Oregon"). The AVC stemmed from an over one-year non public investigation undertaken by the Office of the Attorney General of Oregon.  The investigation reviewed the business practices of the Company.

In the AVC, the Company agreed to make certain disclosures regarding the software sold by the Company and the services provided by the Company. The Company further agreed it would not violate Oregon statutes. The Company has already incorporated the changes to the disclosures contemplated in the AVC.  There were no refunds required in the AVC.

The Company expressly denied any wrongdoing or that it had made any misrepresentations. The Company agreed to pay Oregon’s costs and fees totaling $33,000. The AVC does not otherwise restrict the Company from doing business in Oregon.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release entitled “iMergent Reaches Settlement with the State of Oregon”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ ROBERT M. LEWIS
By: Robert M. Lewis, Chief Financial Officer
Date: May 30 , 2008